UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24547 (Commission File No.)	94-3234458 (IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600

Oakland, CA 94612

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On February 17, 2009, the Compensation Committee adopted the Company’s 2009 Management Incentive Plan (the “2009 Plan”), which provides for the payment of cash bonuses to the Company’s named executive officers, as well as other management personnel. Payments are based 70% on corporate performance and 30% on individual performance. The 2009 Plan establishes booked sales and EBITDAS (earnings before interest, taxes, depreciation, amortization and stock compensation) as the corporate performance goals for 2009. A copy of the 2009 Plan is filed as Exhibit 10.1 to this report and incorporated herein by reference. The table below shows the cash amounts that certain executive officers are eligible to earn under the 2009 Plan on two sets of assumptions: (1) if 100% of the targets are met; and (2) on maximum overachievement of all targets. The executive officers included in the chart are the named executive officers for 2008 who remain employed with the Company.

Name and Title	2009 MIP Payment at 100% Achievement All Targets	2009 MIP Payment at Maximum Overachievement All Targets

Robert C. Bowen	-0-	-0-
Executive Chairman
D. Andrew Myers	$173,250	$346,500
President and Chief Executive Officer
Robert E. Feller	$88,000	$176,000
Senior Vice President, Chief Financial Officer and Treasurer
William M. Jenkins	$76,650	$153,300
Chief Technical Officer
Linda L. Carloni	$79,450	$158,900
Senior Vice President, General Counsel and Secretary

Item 9.01 Financial Statements And Exhibits

(d)	Exhibits
10.1	2009 Management Incentive Plan

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION

Date: February 23, 2009	By: /s/ Linda L. Carloni
Title: Vice President and General Counsel

3.